Exhibit 99.1

Guerrilla RF Appoints Virginia Summerell to the Board of Directors

GREENSBORO, NC—February 23, 2023—Guerrilla RF, Inc. (OTCQX: GUER), a leading provider of state-of-the-art RF and microwave communications solutions, today announced the appointment of Virginia R. Summerell to its Board of Directors effective February 20, 2023. Summerell is Guerrilla RF’s second female Board member, and she is part of an increasingly diverse Board. As Guerrilla RF executes its plans for growth, the Company intends to draw on Summerell’s financial expertise gained from her leadership at Tanger Outlet Centers, Inc. (“Tanger”) (NYSE: SKT). Her experience at Tanger, involving the company’s evolution from a privately held family business to a publicly traded company, is expected to be especially helpful as Guerrilla RF prepares to uplist to a senior stock exchange this year.

“We are pleased to welcome Virginia to Guerrilla RF,” said Ryan Pratt, CEO. “Her knowledge of complex finance transactions, acquisitions, development, and insights in raising capital will be invaluable as Guerrilla RF enters its tenth year. Guerrilla RF recognizes that diverse teams generate better strategy, better innovation, and better business outcomes, so we are especially thrilled about Virginia’s appointment.”

“It is an exciting time to join Guerrilla RF and be a part of a growing company with strong core values,” commented Summerell. “The wireless, automotive, satellite, aerospace and defense markets are going through considerable change and innovation, and Guerrilla RF is well positioned to disrupt, lead, and scale in these large and high-growth markets. I look forward to partnering with Ryan and the rest of the Board to help guide the Company and maximize the opportunities ahead.”

Summerell brings over 30 years of experience in the finance and real estate industry. Her expertise lies in corporate leadership and financial management, with a long track record of effective team management. She served as Senior Vice President of Finance & Treasurer at Tanger, a leading operator of upscale open-air outlet centers that manages a portfolio of 36 centers in 20 states and in Canada. During her tenure at Tanger from 1992 to 2021, she helped create a best-in-class balance sheet and helped guide the company through an IPO – transforming Tanger from a privately held family business to a publicly traded investment grade real estate investment company with more than $1 billion in public debt and over $800 million in syndicated bank debt facilities. Previously, Summerell was a Vice President at Bank of America and served in various leadership roles from 1983 until 1992, with a focus on real estate, corporate banking, commercial lending, and bank center management.

Summerell holds a bachelor’s degree in economics from Davidson College, and an MBA from the Babcock School at Wake Forest University.

About Guerrilla RF, Inc.

Founded in 2013, Guerrilla RF, Inc., develops and manufactures high-performance state-of-the-art radiofrequency (RF) and microwave communication solutions for wireless OEMs in multiple high-growth market segments, which include network infrastructure for 5G/4G macro and small cell base stations, cellular repeaters/DAS, automotive telematics, military communications, navigation, and high-fidelity wireless audio. The Company has an extensive portfolio of 100+ high-performance RF and microwave semiconductor devices with 50+ new products in development. As one of the fastest growing semiconductor firms in the industry, Guerrilla RF drives innovation through its R&D to commercialization initiatives and focuses on product excellence and custom solutions to underserved markets. To date, the Company has shipped over 150 million devices and has repeatedly been included in Inc. Magazine’s annual "Inc. 5000" list. Guerrilla RF recently made the top "Inc. 500" list for the second year in a row. For more information, please visit https://guerrilla-rf.com or follow the Company on Twitter and LinkedIn.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the Company and its management about future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company's control. Actual results may differ materially from those in the forward-looking statements as a result of several factors, including those described in the Company's filings with the SEC available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact:

Sam Funchess, VP of Investor Relations

sfunchess@guerrilla-rf.com

+1 336 510 7840